EXHIBIT 99.2

[Participant Letterhead]
PARTICIPANT WAIVER
October [●], 2019
The Depository Trust Company
55 Water Street
New York, NY  10041
Attn: Proxy Department
RE:    Foresight Energy LLC and Foresight Energy Finance Corporation 11.50%
         Second Lien Senior Secured Notes due 2023
CUSIP No. 345525 AE9, 345525 AF6 and U34550 AE0
DTC Participant Account Number: [●]
Dear Partner:
Please have your nominee, Cede & Co., sign the attached Noteholder Waiver (the “Waiver”) in order to enable our customer to exercise the right to waive with respect to $[●] in aggregate principal amount of notes (the “Notes”) of the above-referenced securities credited to our DTC Participant account on the date hereof.
In addition to acknowledging that this request is subject to the indemnification provided for in DTC Rule 6, the undersigned certifies to DTC and Cede & Co. that the information and facts set forth in the attached Waiver are true and correct, including the aggregate principal amount of Notes credited to our DTC Participant account that are beneficially owned by our customer.
Please email a PDF copy of the Waiver to (i) Yuu Kinoshita (email: ykinoshita@paulweiss.com; telephone: (212) 373-3843) of Paul, Weiss, Rifkind, Wharton & Garrison LLP, outside counsel to the issuer of the Notes and (ii) Wilmington Trust, National Association, c/o Ronald Hewitt (email: rhewitt@cov.com) of Covington & Burling LLP, counsel to the trustee for the Notes, as soon as possible.

Very truly yours,

[INSERT NAME OF PARTICIPANT]

By:
Name:
Title:

Medallion Stamp
[PLACE MEDALLION STAMP HERE]

Cede & Co.
c/o The Depository Trust Company
55 Water Street
New York, NY  10041
NOTEHOLDER WAIVER
October [●], 2019
Foresight Energy LLC
Foresight Energy Finance Corporation
211 North Broadway, Suite 2600,
Saint Louis, Missouri 63102
Email: Cody.Nett@foresight.com

Ladies and Gentlemen:
As of the date hereof, Cede & Co., the nominee of The Depository Trust Company (“DTC”), is a holder of record of 11.50% Second Lien Senior Secured Notes due 2023 of Foresight Energy LLC and Foresight Energy Finance Corporation (collectively, the “Issuers”).  DTC is informed by its Participant, [NAME OF PARTICIPANT] (the “Participant”), that as of the date hereof $[●] in aggregate principal amount of such notes (the “Notes”) credited to Participant’s DTC account are beneficially owned by [CUSTOMER NAME] (the “Customer”), a customer of Participant.
At the request of Participant, on behalf of Customer, Cede & Co., as a holder of record of the Notes, hereby consents, pursuant to Sections 6.04 and 9.02 of the Indenture, dated as of March 28, 2017 (the “Indenture”), by and among the Issuers, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), to waive any Default or Event of Default, including under Section 6.01(b) of the Indenture, arising as a result of the Issuers’ failure to make the interest payment that was due to be paid by the Issuers on October 1, 2019, unless the Issuers make any payment of such interest that was due to be paid by the Issuers on October 1, 2019; provided that, for the avoidance of doubt, this Waiver does not waive any obligation of the Issuers to make such payment of interest, or the right of any Holder to receive such payment (including as contemplated by Section 6.07 of the Indenture).
*   *   *   *   *   *   *   *

While Cede & Co. is furnishing this waiver as the noteholder of record of the Notes, it does so at the request of Participant and only as a nominal party for the true party in interest, the Customer.  Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure that the Customer is not denied his rights as the beneficial owner of the Notes, and Cede & Co. assumes no further responsibility in this matter.

Very truly yours,

Cede & Co

By:

Instructions to Participant
[Beneficial Holder Return Address]
TO: _________________
Participant Name
FROM: ______________________
Benefical Owner Name
CC: Foresight Energy LLC Cody.Nett@foresight.com
RE: 11.50% Second Lien Senior Secured Notes due 2023
of Foresight Energy LLC and Foresight Energy Finance Corporation
(CUSIP Nos. 345525 AE9, 345525 AF6 and U34550 AE0) (the “Notes”)
Please complete the form below as needed to indicate the action desired with respect to the $__________ million aggregate principal amount of Notes beneficially owned by the undersigned.
All submissions must be on the participant's letterhead and must have that participant's medallion stamp.
The undersigned hereby represents and warrants that the undersigned is not the Company, a Guarantor or any person directly or indirectly controlled by the Company or any Guarantor and that it has full power and authority to execute and deliver this instruction.
You must submit completed forms via the WINS application.
A user guide to the process can be found here: http://www.dtcc.com/~/media/Files/Downloads/Settlement-Asset-Services/Issuer%20Services/WINS-User-Guide-Demand-and-Dissents.pdf
For questions or additional forms, send requests via electronic mail to:
demandanddissent@dtcc.com
You may also direct questions to the undersigned or to the Issuers’ counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, attn.: Yuu Kinoshita, 212-373-3843.

Name of beneficial holder

By:
Name:
Title:
Phone number: